EXHIBIT 23




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this supplement to the Form S-1 (File No. 333-38101) of our report dated March 26, 1998 on our audits of the consolidated financial statements and financial statement schedules of ARTRA GROUP Incorporated. We also consent to the reference to our firm under the caption "Experts."




COOPERS & LYBRAND L.L.P.



Chicago, Illinois


May 20, 1998